SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-8

Registration Statement under the Securities Act of 1933

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon (State of Incorporation)	93-1034484 (IRS Employer Identification #)

1100 NW Wall Street, Bend, Oregon 97701
(Address of principal executive offices) (Zip Code)

CASCADE BANCORP
2002 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

James E. Petersen
Karnopp, Petersen, LLP
1201 N.W. Wall Street, Suite 300
Bend, OR 97701-1957
(541) 382-3011
(Name, Address and Telephone Number of Agent for Service)

Deregistration of securities

Cascade Bancorp is filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to deregister certain shares of common stock (the “Common Stock”) of Cascade Bancorp (the “Company”) that were originally registered on its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2002, File No. 333-84884 for issuance pursuant to the Cascade Bancorp 2002 Equity Incentive Plan (the “2002 Plan”). The Company registered an aggregate of 420,000 shares (share number adjusted to reflect stock splits) of Common Stock for issuance under the 2002 Plan pursuant to the Registration Statement on Form S-8 filed with the Commission on May 3, 2002. The Company has adopted a new plan, the Cascade Bancorp 2008 Performance Incentive Plan (the “2008 Plan”), which provides that the shares of Common Stock that are available for future awards under the 2002 Plan may be transferred and reserved for issuance under the 2008 Plan. A total of 161,901 shares of Common Stock were available for future awards under the 2002 Plan as of May 19, 2008.

Accordingly, pursuant to General Instruction E to Form S-8, this Post-Effective Amendment No. 2 is being filed to deregister 161,901 shares of Common Stock previously registered for issuance under the 2002 Plan and to move those shares to a new Form S-8 Registration Statement filed by the Company contemporaneously with this filing for shares issuable under the 2008 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on this 19th day of May, 2008.

CASCADE BANCORP

/s/	GREGORY D. NEWTON

GREGORY D. NEWTON
Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Patricia L. Moss and Gregory D. Newton, and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, to sign and to file, any and all post-effective amendments to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting each said attorney-in-fact and each of them full power and authority to do and perform each and every act required or necessary to be done and ratifies all said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Patricia L. Moss	Chief Executive Officer, President and Director (principal executive officer)	May 19, 2008

Patricia l. Moss

/s/ Gregory D. Newton	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	May 19, 2008

Gregory d. newton

/s/ Jerol E. Andres	Director	May 19, 2008

Jerol E. Andres

/s/ Henry H. Hewitt	Director	May 19, 2008

Henry H. Hewitt

/s/ Gary L. Hoffman	Director	May 19, 2008

Gary L. Hoffman

/s/ Judith A. Johansen	Director	May 20, 2008

Judith A. Johansen

/s/ Clarence Jones	Director	May 19, 2008

Clarence Jones

/s/ Ryan R. Patrick	Director	May 19, 2008

Ryan R. Patrick

/s/ James E. Petersen	Director	May 19, 2008

James E. Petersen

/s/ Thomas M. Wells	Director	May 19, 2008

Thomas M. Wells